UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 20, 2017

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 30, 2016, Algodon Wines & Luxury Development Group, Inc. (the “Company”) filed its Current Report on Form 8-K with the Securities and Exchange Commission announcing the its entrance into the Stock Purchase Agreement (the “Transaction”) with China Concentric Capital Group, Inc. (the “Purchaser”) on December 20, 2016, in which the Purchaser would purchase all 43,822,001 shares of common stock of Mercari Communications Group, Ltd., a Colorado corporation (“Mercari”) held by the Company and any additional shares of Mercari currently held by the Company (the “Shares”) for $260,000 (a net after fees and expenses of less than $200,000) (the “Purchase Price”).

On January 20, 2017, the Transaction was completed and the Company assigned to the Purchaser all its right, title and interest to the Shares and to amounts payable to the Company for non-interest bearing advances to Mercari, which advances, as of January 20, 2017, were in the aggregate amount of $150,087.

In connection with the Transaction, J.M. Walker & Associates (the “Escrow Agent”) disbursed a total of $199,250 to the Company, a total of $60,000 in business consulting fees to three consultants, and $750 to the Escrow Agent for services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of January 2017.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO